Exhibit 28(j)(6)
POWER OF ATTORNEY
      KNOWN BY ALL THOSE PRESENT, that the person whose signature appears below constitutes and appoints Mario J. Gabelli, Bruce N. Alpert and J. Hamilton Crawford, Jr. each of them, to act severally as attorneys-in-fact and agents, with power of substitution and resubstitution, for the undersigned in any and all capacities to sign the Registration Statement of Gabelli Investor Funds, Inc. and any pre- or post-effective amendments thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and conforming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

/s/ Werner Roeder
Werner Roeder

Dated: 5/9/94